Exhibit 5.1

                        [SEACOR Holdings Inc. Letterhead]


                                October 26, 2005

SEACOR Holdings Inc.
460 Park Avenue, 12th Floor
New York, New York 10022

         RE:      SEACOR NONQUALIFIED DEFERRED COMPENSATION PLAN

Ladies and Gentlemen:

         I am the Senior Vice President, General Counsel and Secretary of SEACOR Holdings Inc., a Delaware corporation (the "Company"), and as such I have acted on behalf of the Company as counsel in connection with the preparation of the Company's Registration Statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission (the "Commission"). The Registration Statement relates to the registration under the Securities Act of 1933, as amended (the "Securities Act"), of $20,000,000 of deferred compensation obligations of the Company (the "Deferred Compensation Obligations"), to be issued pursuant to the SEACOR Nonqualified Deferred Compensation Plan (the "Deferred Compensation Plan").

         This opinion is rendered in accordance with the requirements of Item 8 of Form S-8 and Item 601(b)(5) of Regulation S-K.

         In so acting, I have examined or considered such matters of law and fact and such corporate records, certificates and other documents as I have deemed relevant and necessary as a basis for the opinion hereinafter set forth, including, but not limited to: the Restated Certificate of Incorporation and the Second Amended and Restated By-Laws of the Company, as each has been amended to date; certain resolutions adopted by the Board of Directors of the Company at a meeting duly called and held; the Deferred Compensation Plan; and the Registration Statement. In the course of such examination, I have assumed the genuineness of all signatures, the authenticity of all documents submitted as originals and the conformity to the originals of all documents submitted as certified, photostatic or conformed copies.

         Based upon the foregoing, I am of the opinion that:

1. The Deferred Compensation Obligations have been duly authorized by all necessary corporate action on the part of the Company.

2. When incurred in accordance with such authorization, the provisions of the Deferred Compensation Plan and relevant elections and agreements duly authorized by and in accordance with the terms of the Deferred Compensation Plan, the Deferred Compensation Obligations will be legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors' rights generally (including, without limitation, fraudulent conveyance laws), and by general principles of equity including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether considered in a proceeding in equity or at law.

         The opinion expressed herein is limited to the corporate laws of the State of Delaware, and I express no opinion as to the effect on the matters covered by this opinion of any other laws.

         I hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and to the reference to me under the caption "Interests of Named Experts and Counsel" therein. In giving this consent, I do not thereby admit that I am included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.



                                      Very truly yours,

                                      /s/ Alice N. Gran
                                      ----------------------------------------
                                      Alice N. Gran
                                      Senior Vice President, General Counsel
                                      & Secretary



















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